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                                                                     Exhibit 5.1

                 [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]



                                           July 24, 2001

Insight Communications Company, Inc.
810 Seventh Avenue
New York, New York


Ladies and Gentlemen:

     We have acted as counsel to Insight Communications Company, Inc., a Delaware corporation (the "Issuer"), in connection with the preparation and filing of the Issuer's registration statement (the "Registration Statement") on Form S-4 heretofore filed by the Issuer with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration of $400,000,000 principal amount of 12.25 % Senior Discount Notes due 2011 of the Issuer (the "Series B Notes") to be offered in exchange for outstanding 12.25 % Senior Discount Notes due 2011 (the "Series A Notes"). The Series B Notes will be issued under an indenture relating to the Series A Notes and Series B Notes (the "Indenture") between the Issuer and The Bank of New York, as trustee.

     In connection with rendering this opinion, we have examined and are familiar with the corporate records of the Issuer, including its organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of the Issuer's Board of Directors and stockholders. We have also examined the Registration Statement, the Indenture, forms of, respectively, the Series A Notes and the Series B Notes, such certificates of public officials, certificates of officers of the Issuer and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Issuer include all corporate proceedings taken by the Issuer to date.

     Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that when the Registration Statement has become effective under the Securities Act of 1933, the Series B Notes have been duly executed and authenticated in accordance with the Indenture, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the Series A Notes have been validly tendered to the Issuer and the Series B
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Notes have been delivered in exchange therefor, the Series B Notes will be validly issued and binding obligations of the Issuer subject to the effect of
(i) Federal and State bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors) and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

     The foregoing opinion is limited to the laws of the State of New York, the laws of the United States of America and Delaware general corporation laws and do not purport to express any opinion on the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     Except to the extent provided in the preceding paragraph, this opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

                                    Very truly yours,

                                    SONNENSCHEIN NATH & ROSENTHAL


                                    By: /s/Ira I. Roxland
                                        -----------------
                                          A Member of the Firm